Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249233 and Registration Statement No. 333-263944 on Form S-8 of our reports dated March 21, 2024, relating to the consolidated financial statements of Academy Sports and Outdoors, Inc. and the effectiveness of Academy Sports and Outdoors, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended February 3, 2024.

/s/	Deloitte and Touche LLP
Houston, Texas
March 21, 2024